Exhibit 10.37

Loan Agreement

Agreement no.：2-034

Party A：Beijing Zhongtulian Culture ＆ Education Development Centre

Party B：Jianlian Li

ID Card no.：441227197103107528

一、	Terms Agreed
1.	Party A obtains a loan of RMB15,000,000 from Party B for one year for Party A’s business development.
2.	Party B agrees to offer the above mentioned amount of loan to Party A, and to transfer the amount of loan to the following account designated by Party A within five days from the date of signature of this agreement.

Bank name：Beijing Shilihe Sub-branch, Industrial and Commercial Bank of China

Account name: Beijing Zhongtulian Culture ＆ Education Development Centre

Account no.：0200049419200119632

3.	Party A promises to repay the above mentioned amount of loan with corresponding interest to Party B in one year from the date of signature of this agreement. The annual interest rate of loan under this agreement is 10%.
4.	Party A will not pay the interest to Party B in the event of repayment in advance by Party B before the expiration date of this agreement.
二、	Term of validity

This agreement will come into effect upon signature by both Parties, and is valid for one year.

三、	Documentations

This agreement is done in duplicate, and each Party holds one.

四、	Governing laws and dispute settlement

This agreement is subject to the laws of People’s Republic of China, and any disputes relating to this agreement can be submitted by any Party to South China International Economic and Trade Arbitration Commission for arbitration according to its rules of arbitration.

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Agreement Signature Page

Party A：Beijing Zhongtulian Culture ＆ Education Development Centre

Representative signature ＆ Stamp：/s/ Ren Xiaoheng

Date：

Party B：Jianlian Li

Signature ＆ Stamp：/s/ Jianlian Li

Date：December 17, 2014

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